EXHIBIT 11.1


                          ENVIRODYNE INDUSTRIES, INC.
              STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                        December            December
                                        29, 1995            30, 1994        January
                                           to                  to            1 to
                                        December            December       December
                                        26, 1996            28, 1995       29, 1994
                                        --------            --------       --------
                                                  (in thousands except for
                                           number of shares and per share amounts)

Average shares outstanding             14,325,595          13,516,771     13,500,703

Assuming exercise of options
  reduced by the number of
  shares which could have been
  purchased with the proceeds
  from exercise of such options
                                       ----------          ----------     ----------
Weighted average shares
  outstanding as adjusted              14,325,595          13,516,771     13,500,703
                                       ==========          ==========     ==========

(Loss) before
  extraordinary loss                     $(13,682)           $(17,323)       $(3,612)
                                         ========            ========        =======

Net Income (Loss)                        $(13,682)           $(21,519)       $(3,612)
                                         ========            ========        =======

Per share amounts
  assuming full dilution:
  (Loss) before
    extraordinary loss                      $(.96)            $(1.28)          $(.27)
                                            =====             ======           =====
Net Income (Loss)                           $(.96)            $(1.59)          $(.27)
                                            =====             ======           =====

Note:  This calculation is submitted in accordance with Regulation S-K
       Item 601(b)11 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
